ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of April 4, 2014, among Scenario A, a Quebec corporation (the "Seller"), Stephane Pilon and Pol Brisset (the “Principals”) and Buckeye Oil & Gas, Inc., a Florida corporation (the "Purchaser").

W I T N E S S E T H:

WHEREAS, the Purchaser desires to acquire from the Seller, and the Seller desires to sell to the Purchaser, all the assets of the Seller relating to the product known as "Broken 7" (the "Business") upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of the Purchaser has determined that it is in the best interests of the Purchaser and its stockholders, and the Board of Directors and all of the stockholders of the Seller have determined that it is in the best interests of the Seller and its stockholders, for the Purchaser to purchase the assets of the Seller (the "Asset Purchase") upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties do hereby agree as follows:

1.          CERTAIN DEFINITIONS.

1.1          Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified or referred to below:

"Affiliate" of any Person shall mean any Person which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"Agreement" shall have the meaning set forth in the recitals.

“Alternative Transaction" shall have the meaning set forth in Section 6.4.

"Asset Purchase" shall have the meaning set forth in the recitals.

"Assets" shall have the meaning set forth in Section 2.1.

“Assigned Contracts” shall mean, to the extent identified on Schedule 2.1(v), all contracts, agreements, guaranties, plans, policies and arrangements, whether written or oral, relating to the business of the Seller to which the Seller or the Principals are a party or to which the business of the Seller is subject, including, without limitation, all customer orders and purchase orders for services to be rendered that are yet to be performed, fulfilled or completed and, in each case, any claim or right or any benefit thereunder or resulting therefrom including, without limitation, any right to indemnification .

"Assumed Liabilities" shall have the meaning set forth in Section 2.2(b).

"Business Day" shall mean any day that is not a Saturday or a Sunday or a day on which banks located in Montreal, Quebec are authorized or required to be closed.

"Closing" shall have the meaning set forth in Section 3.1.

"Closing Date" shall have the meaning set forth in Section 3.1.

"Code" shall mean the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

"Contemplated Transactions" shall mean the Asset Purchase and the  execution, delivery and performance of and compliance with this Agreement and all other agreements to be executed and delivered pursuant to this Agreement.

"Contract" shall mean all contracts, agreements, commitments, notes, bonds, deeds of trust, indentures, leases, mortgages, arrangements, instruments, documents of any nature or description that a Person is party to or obligated by.

"Damages" shall have the meaning set forth in Section 10.1.

"Encumbrance" shall mean any security interest, pledge, mortgage, lien, charge, encumbrance, license, easement, right-of-way, cloud on title, adverse claim, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

Schedule 2.1.

"Excluded  Assets" shall mean those assets of the Seller which are identified on

States.

"GAAP" shall  mean  generally  accepted  accounting  principles  in  the  United

"Governmental  Body" shall mean any Canadian, United States federal, state  or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal  or judicial  or arbitral body or any quasi-governmental  or private body exercising any regulatory or taxing authority thereunder.

"Intellectual  Property"  shall mean  any and  all: (a) invention registrations,  (b) patents (including but not limited to design patents), patent registrations and patent  applications (including all  reissues,  divisions,  continuations,  continuations-in-part,    extensions and reexaminations) and all improvements to the inventions disclosed  in each  such registration, patent or application, (c) trademarks, trademark rights, business identifiers, service marks, trade dress, logos, trade names, brand names and corporate names (and any deviations thereof), whether or not registered, including but not limited to all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in any trademark offices throughout the world, (d) registered and unregistered copyrights in both published works and unpublished works (including but not limited to copyrights on designs) and registrations and applications for registration thereof, (e) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (f) all know-how, trade secrets and confidential or proprietary, technical and business information (including but not limited to ideas, pricing information, client lists and other data, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (g) whether or not confidential, technology (including know-how and show how), production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (h) all goodwill associated therewith accruing from the dates of first use thereof, and all rights associated with the foregoing, and (i) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party.

"IRS" shall mean the Internal Revenue Service.

"Laws" shall mean all Canadian and US. federal, state, local, regional, municipal or foreign laws, statutes, rules, regulations, ordinances, codes, decrees, judgments, orders or other legal requirements.

"Party" shall mean any of the Purchaser, the Seller or the Principals.

"Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, association, unincorporated organization, other entity or Governmental Body.

"Purchase Price" shall have the meaning set forth in Section 2.4.

"Purchaser Indemnified Parties" shall have the meaning set forth in Section 10.1.

"Records " shall have the meaning set forth in Section 2.l(iii).

"Seller Approvals" shall have the meaning set forth in Section 4.5.

"Seller Financial Statements" shall have the meaning set forth in Section 4.lO(a).

"Seller Indemnified Parties" shall have the meaning set forth in Section 10.2.

"Seller Licenses" shall have the meaning set forth in Section 2.l(ii).

"Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Body and shall include any transferee liability in respect of Taxes.

"Tax Returns" shall mean any federal, state, local or foreign return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the  determination, assessment or collection of any Taxes or the administration of any laws,  regulations  or administrative requirements relating to any Taxes.

"Transaction  Documents" shall mean, collectively, this Agreement and any  and all agreements, exhibits, schedules, certificates, instruments and other documents  contemplated hereby or executed and delivered in connection herewith.

"Unassumed Liabilities" shall mean, other than the Assumed Liabilities, any and all liabilities, duties and obligations of, and claims against or relating to, the Seller or either of the Principals or the ownership, possession or use of any of the Assets prior to the Closing, whether accrued, unaccrued, absolute, contingent, known or unknown, asserted or unasserted and whether now existing or arising at any time prior to, at, or after the Closing (including, without limitation, all liabilities of the Seller to any of its stockholders, or to any employee, consultant, officer or director of the Seller, or to their respective spouses and/or children and/or Affiliates, in any amount whatsoever, and all liabilities of the Seller with respect to this Agreement or the Contemplated Transactions, including, without limitation, legal and accounting fees) and any Encumbrance upon any of the Assets.

1.2          Construction.                                As used  in this Agreement,  the masculine,  feminine  or neuter gender and the singular or plural numbers shall each be deemed to include the other whenever  the context  so requires.  This  Agreement  shall be  construed  as  a whole  and  in accordance with its fair meaning and without regard to any presumption or other rule requiring construction against the Party causing this Agreement  or any part hereof to be drafted. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party. The  Parties  acknowledge  that  each  Party  has  reviewed  this  Agreement  and  has  had  the opportunity to have it reviewed by legal counsel of its own choosing. If any words or phrases are stricken or otherwise eliminated, whether or not other words or phrases have been added, this Agreement shall be construed as if the words or phrases stricken or otherwise eliminated were never included in this Agreement.

2. PURCHASE AND SALE OF ASSETS.

2.1 Purchase  and  Sale of  Assets.  Upon the terms and subject to the conditions  set forth herein, and on the basis of the representations  and warranties contained herein, at  the

Closing, the Seller shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all of Seller's right, title and interest in and to the assets of the Seller, other than the Excluded Assets, of every kind, nature and description, personal, tangible and intangible, including without limiting the generality of the foregoing:

(i) all of the Intellectual Property, including without limitation the name "Broken 7" and all goodwill thereof, as identified on Schedule 2.1(i);

(ii) to the extent transferable, all rights and incidents of interest in and to all licenses, franchises, grants, easements, exceptions, certificates, consents, permits, approvals, orders and other authorizations of any Governmental Body relating to the Assets, all of which have been identified on Schedule 2.1(ii) (the "Seller Licenses");

(iii) all documents and records relating to the Assets (including without limitation, all employment and personnel records, technical design and know-how, sales data, customer lists, and all other information  relating to customers, representatives, distributors and suppliers and other information including advertising materials) and copies of all accounting books, records, ledgers and electronic data processing materials (collectively, the "Records");

(iv) all claims of the Seller against third parties relating to the business of the Seller or the Assets, whether choate or inchoate, known or unknown, contingent or otherwise,  all as identified  on Schedule  2.1 (iv), but  specifically  excluding  claims  of Seller and/or the  Principals  against  insurers  for  coverage  under  insurance  policies insuring Seller and/or the Principals;

(v) all the Assigned Contracts, all of which have been identified on Schedule 2.1(v) (the "Assigned Contracts");

(vi) all transferable prepayments, contractual deposits and other funds to be received for services to be performed after the Closing, all of which have been identified Schedule 2. l(vi);

(vii) those physical assets critical to the operation of the business as set forth on Schedule 2.l(vii); and

(viii) all other properties and assets of every and, character or description, tangible or intangible owned by the Seller or the Principals and used or held for use in connection with the business, all as set forth on Schedule 2.l(viii).

The assets, properties and rights to be conveyed, sold, transferred, assigned and delivered to Purchaser pursuant to this Agreement are sometimes hereinafter collectively referred to as the "Assets".

2.2	Liabilities.

(a) Other than the Assumed Liabilities, Purchaser shall not assume or otherwise be bound by or responsible or liable for any Unassumed Liability or any other liability, duty or obligation incurred by the Seller or the Principals or any liability, duty or obligation arising out of a breach, violation or default by the Seller or the Principals of or under any Law or Contract (including any event occurring or fact or circumstance existing as of or prior to the Closing Date that, with the passage of time or the giving of notice or both, may become such a breach, violation or default).

(b) Purchaser shall assume and agree to perform the liabilities of  Seller described in Schedule 2.2(b) (the "Assumed Liabilities") arising on and after the Closing[, including without limitation: (i) contracts included in the Assigned Contracts, (ii) liability for services relating to the transferable prepayments, contractual deposits and other funds referred to in sub-Section 2.l(vi) above and (iii)].

(c) The Seller covenants  and agrees that, prior to or simultaneously with the Closing, all Unassumed Liabilities of the Seller shall be paid, discharged and performed in full and upon the reasonable request of Purchaser, the Seller shall obtain from the Persons to whom such Unassumed Liabilities are owed, unconditional releases, in form and substance reasonably satisfactory to the Purchaser and its counsel, of the Purchaser and the Assets from all responsibilities, liabilities and claims with respect to such Unassumed Liabilities.

2.3 Transfer  of  Assets.  The transfer of the Assets_ as herein contemplated shall be made by the Seller, free and clear of all Encumbrances of any kind or nature and shall  be effected by such bills  of  sale, endorsements,  assignments,  drafts,  checks,  deeds  and  other instruments of transfer, conveyance  and assignment  as shall be necessary  or  appropriate to transfer, convey and assign the Assets to the Purchaser on the Closing Date as contemplated by this Agreement and as shall be requested by the Purchaser.   The Seller  shall, at any time and from time to time after the Closing Date, execute and deliver such other instruments of transfer and conveyance and do all such further acts and things as may be reasonably requested by the Purchaser to transfer, convey, assign, and deliver to the  Purchaser  or to aid and assist the Purchaser in collecting and reducing to possession any  and all of the Assets, or to vest in the Purchaser good, valid and legal and beneficial title to the Assets which had been owned by the Seller prior to the Closing.

2.4	Purchase Price: Allocation of Purchase Price.

(a) The purchase price for the Assets (the "Purchase Price") shall consist of Twenty-Five Thousand Dollars ($25,000), payable in two installments as follows: (i) Twelve Thousand Five Hundred Dollars ($12,500) to be paid at Closing to a bank account designated by the Seller and
(ii) Twelve Thousand Five Hundred Dollars ($12,500) to be paid on 60 Business Days after the Closing Date,

(b) The Purchaser and the Seller hereby agree that the Purchase Price to be payable by the Purchaser in connection with the sale and purchase of the Assets shall be allocated by the Purchaser and the Seller as set forth on Schedule  2.4 hereof. Such agreed allocation will be intended to comply with Section 1060 of the Code, and the Parties hereby agree to report the transactions contemplated by this Agreement for federal income tax purposes in accordance with such allocation.

2.5 Clearance   Certificates.                                           To the extent required by Law and as reasonably requested by Purchaser as determined pursuant to its due diligence investigation, to relieve the Purchaser of any liability for unpaid sales or similar Taxes of the Seller attributable to periods prior to the Closing Date, the Seller shall, prior to the Closing Date, take all necessary action in order to obtain clearance certificates or similar documents from any applicable Tax authority and deliver such certificates and similar documentation to Purchaser at Closing.

2.6 Transfer Taxes. All municipal, county, state and federal sales and transfer Taxes incurred, if any, in connection with the transactions contemplated by this Agreement shall be the responsibility of, and paid promptly by, the Purchaser, other than any 'Taxes related to the transfer of the real estate from the Principals to the Purchaser, which shall be the responsibility of, and paid at or prior to .Closing, by the Principals. Each Party, as appropriate, shall in a timely manner sign and swear to any return, certificate, questionnaire or affidavit as to any matter within its knowledge required in connection with the payment of any such Tax.

3.	THE CLOSING.

3.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Seller, within five (5) Business Days after the date on which the conditions set forth in this Agreement shall be satisfied or duly waived, or such other place and date as the Purchaser and the Seller may agree in writing (such date and time of the Closing is referred to herein as the "Closing Date").

3.2 Deliveries by the Purchaser at the Closing. At the Closing, the Purchaser shall deliver to the Seller the following:

(a)          the cash portion of the Purchase Price; and

the Seller.

(b)          such other instruments and certificates as may be reasonably requested by

3.3 Deliveries by the Seller at the Closing. At the Closing, the Seller and the Principals shall deliver to the Purchaser the following:

(a) executed and acknowledged (if appropriate) assignments, bills of  sale and/or certificates of title, dated the Closing Date, transferring to the Purchaser all of the Assets free and clear of all Encumbrances, each satisfactory to the Purchaser in form and substance;

(b) if applicable, payoff letters, termination statements and other documentation relating to the release of all Encumbrances on the Assets, including without limitation those referred to in Section 2.2;

(c)	the certificates described in Sections 7.1 and 7.8;

(d)	the good standing certificate described in Section 7.7;

(e)	originals of the Records;

(f)
all the Schedules to this Agreement and the information contained therein, which, notwithstanding anything contained herein to the contrary, shall be delivered no later than ten business days prior to the Closing Date;

(g)	third party consents, in form and substance reasonably satisfactory to the Purchaser, to the Assigned Contracts to the extent required for assignment by the terms of such Assigned Contracts; and

(h)	such other instruments and certificates as may be reasonably requested by the Purchaser.

3.4 Power   of   Attorney.                                           Effective upon the Closing Date, the Seller hereby irrevocably constitutes and appoints the Purchaser, its successors and assigns, the true and lawful attorney of the Seller with full power of substitution, in the name of the Purchaser, or the name of the Seller, on behalf of and for the benefit of the Purchaser, to collect all items being transferred, conveyed and assigned to the Purchaser as provided herein, to endorse, without recourse, checks, notes and other instruments in the name  of the Seller which have been transferred to the Purchaser, to institute and prosecute, in the name of the Seller or otherwise, all proceedings which the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets subject to the Seller's indemnification obligations under this Agreement, and to do all such acts and things in relation thereto as the Purchaser may deem reasonably advisable. The Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable by the Seller directly or indirectly by the dissolution of the Seller or in any manner or for any reason. The Seller further agrees that the Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers, and the Seller shall ·promptly transfer and deliver to the Purchaser any cash or other property received by the Seller after the Closing Date relating to the Assets.

4. REPRESENT ATIONS AND WARRANTIES OF THE SELLER. The Seller and the Principals, jointly and severally, hereby represent and warrant to the Purchaser as follows:

4.1 Organization  and  Good  Standing.                                                                The Seller is a corporation duly organized, validly existing and in good standing under the laws of Quebec. The Seller has all requisite corporate or other power to own, operate and lease the Assets and carry on its business as the same is now being conducted.

4.2 Capitalization of the Seller. The authorized capital stock of the Seller consists of 200 shares of common stock, par value $1.00 per share, of which 200 shares are issued  and outstanding. All of the outstanding shares of the capital stock of the Seller are validly  issued, fully paid and non-assessable. The Principals are the only legal and beneficial  owners of the shares of the Seller. There are, and at the Closing there will be, no outstanding  subscriptions, options, rights, warrants, convertible securities, preemptive rights or other  agreements, or understandings with respect to the voting, sale, transfer, rights of first refusal, rights of fust offer, proxy or registration or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Seller, whether directly or upon the exercise or conversion of other securities. There are, and at the Closing there will be, no outstanding contractual obligations of the Seller or the Principals to repurchase, redeem or otherwise acquire any shares of their respective capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Seller does not and has never maintained any stock, partnership, joint venture or any other security or ownership interest in any other Person.

4.3 Authority   Relative   to   Agreement.                                                                The Seller has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and has taken all action, corporate or otherwise, necessary in order to execute and deliver this Agreement and all other instruments or agreements to be executed in connection herewith and to consummate the Contemplated Transactions. This Agreement has been duly executed and delivered by the Seller and the Principals. This Agreement constitutes the valid and binding obligation of the Seller and each of the Principals, enforceable against them in accordance with its terms, subject to laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such  as  may  deny  giving effect to waivers of debtors' or guarantors' rights).

4.4 Absence  of  Conflict.                                           Neither the execution  and delivery of the Transaction Documents by the Seller or the Principals nor the consummation of the Contemplated Transactions by the Seller or the Principals will (a) violate, conflict with, result in a breach or termination of, constitute a default under or give rise to a right to terminate, amend, cancel or accelerate (or an event which, with notice or lapse of time or both, would constitute the same) (i) any Contract to which the Seller or either of the Principals is a party or by which any of their respective properties or assets is bound, (ii) the Certificate of Incorporation or Bylaws of the Seller or (iii) any Law, order of a Governmental Body or any other restriction of any kind or character applicable to the Seller or the Principals or any of their respective properties or assets, or (b) result in the creation or imposition of any Encumbrance upon any Asset or any other property or asset of the Seller or the Principals.

4.5 Consents and Approvals. No  consent, waiver, registration, certificate, approval, grant, franchise, concession, permit, license, exception or authorization of,  or  declaration  or filing with, or notice or report to, (a) any Governmental Body or (b) any other Person (including, but not limited to, any party to a Contract of the Seller (collectively, the "Seller Approvals"), is required in connection with the execution, delivery and performance of the Transaction Documents by the Seller or the Principals, other than approvals which have already been obtained or will have been obtained prior to the Closing and except where the failure to obtain any such approval would not have a material adverse effect on the Contemplated Transactions.

4.6 Liabilities. Except (a) as set forth on the Seller Financial Statements, (b) incurred by Seller in the ordinary course of business after January 1, 2013, and (c) under Contracts constituting all or part of the Assumed Liabilities, neither the Seller nor any of the Principals have any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) in connection with the Assets, the Contracts or the business of the Seller other than the mortgage debt on the Principals' real estate which is part of the Assets, which mortgage shall be discharged at or prior to Closing.

4.7 Litigation. Except as set forth on Schedule 4.7, there is no action, suit, hearing, inquiry, review, proceeding or investigation by or before  any court or Governmental Body pending, or threatened against or involving the Seller or any of the Principals or with respect to the activities of any employee or agent of the Seller. Neither the Seller nor the Principals have received any notice of any event or occurrence which could result in any such action, suit, hearing, inquiry, review, proceeding or investigation.

4.8	Tax Matters.

(a) Except as set forth on Schedule 4.8(a), the Seller and the Principals have filed' or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by them, pursuant to the Laws or administrative requirements of each Governmental Body with taxing power over it or its assets. As of the time of filing, all such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, and other matters of the Seller and any other information required to be shown thereon. An extension of time within which to file any such Tax Return that has not been filed has not been requested or granted. The Seller and the Principals have delivered to the Purchaser true, complete and correct copies of all Tax Returns filed by them for the last three years. Schedule 4.8(a) lists all state, local and foreign jurisdictions in which the Seller has previously filed or currently file Tax Returns, which are all of the state, local or foreign taxing jurisdictions in which the Seller has been or are required to file Tax Returns. There is no audit, action, suit, claim, proceeding or any investigation or inquiry, whether formal or informal, public or private, now pending or threatened against or with respect to the Seller or either of the Principals in respect of any Tax. There are no Encumbrances for Taxes upon the assets of the Seller.

(b) With respect to all amounts in respect of Taxes imposed on the Seller and the Principals or for which they are or could be reasonably liable, whether to Governmental Bodies (as, for example, under Law) or to other Persons (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods since their inception through the Closing, (i) all applicable tax laws and agreements have been complied with in all material respects, and (ii) all such amounts required to be paid by the Seller or the Principals to Governmental Bodies or others on or before the date hereof have been paid.

(c) As of the date hereof, neither the Seller nor any of the Principals have requested, executed or filed with Canada Revenue Agency or any other Governmental Body any agreement or other document extending or having the effect of extending the period for assessment or collection of any Taxes for which the Seller or the Principals could be liable and which still is in effect.

(d) There exists no tax assessment, proposed or otherwise, against the Seller or the Principals nor any lien for Taxes against  any assets or property of the Seller or the Principals.

(e) All Taxes that the Seller or the Principals are or were required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(f)  Neither the Seller nor the Principals are a party to, bound by or subject to any obligation under any tax sharing, tax indemnity, tax allocation or similar agreement.

(g) There is no claim, audit, action, suit, proceeding, or investigation with respect to Taxes due or claimed to be due from the Seller or the Principals or of any Tax Return filed or required to be filed by the Seller or the Principals pending or threatened against or with respect to the Seller or the Principals.

(h) Neither the Seller nor the Principals have filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Seller or the Principals.

4.9 No Brokers or Finders. The Seller has not, nor have any of its Affiliates, officers, directors or employees on their behalf, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions, and no Person has or will have any right, interest or valid claim against or upon the Purchaser or its Affiliates for any such fee or commission.

4.10	Financial Statements.

(a) The financial statements of the Seller as of and for the years ended December 31, 2010, December 31, 2011 and December 31, 2012 (collectively, the "Seller Financial  Statements"), were compiled on the cash basis of accounting, upon which basis  the Company files its federal income tax return; in accordance with Standards for Accounting  and Review Services issued by the American Institute of Certified Public Accountants. The Seller Financial Statements were not audited or reviewed and, accordingly, do not express an opinion or other form of assurance on them.

(b) Since December 31, 2012, there has been no material adverse change in the business, operations or financial condition of the Seller or any event, condition or contingency that could reasonably be expected to result in such a material adverse effect with respect to the Seller or its business.

4.11 Compliance  with  Law.  The operations of the Seller have been conducted in all material respects in accordance with all applicable Laws including without limitation any Laws pertaining  to  the  sale  of  liquor.    Neither  the  Seller  nor  the  Principals  have  received any notification of any asserted present or past failure to comply with any such Laws,  and the Seller is in compliance in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any such Laws. The Seller Licenses constitute all licenses, permits, orders, certificates, authorizations or other approvals of Governmental Bodies required for the conduct of its business under applicable Laws. The Seller is not in violation of any such Seller License. All such Seller Licenses are in full force and effect, and to Seller's knowledge, no suspension or cancellation thereof has been threatened.

4.12	Title to Property; Sufficiency; Encumbrances.

(a) Except as disclosed on Schedule  4.12, the Seller leases or owns all  the properties and assets used by it in the conduct of its business, including, without limitation, the Assets, and with respect to contract rights, is a party to and enjoys the right to the benefits  of all Contracts used in or relating to the conduct of its business. The Seller has good and marketable title to, or, in the case of leased assets, valid and subsisting leasehold interests in, all of its assets and properties (including, without limitation, the Assets), free and clear of all Encumbrances.

(b) Following the consummation of the Contemplated Transactions, the Purchaser will own, pursuant to good and marketable title, or lease, under valid and subsisting leases, or otherwise retain its respective interest in, the Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the Contemplated Transactions, including without limitation, the real estate to be transferred from the Principals.

4.13 Intellectual  Property  Rights.  The Seller owns, or is licensed or otherwise has the rights to use, all Intellectual Property used in the conduct of its business as presently conducted .

4.14	Material Contracts.

(a)          Schedule 4.14 contains a true, complete and accurate list of all Contracts, whether written or oral, to which the Seller is a party or by which any of the Seller's assets are bound. All Contracts provided for therein shall constitute an Assigned Contract. The Seller has no obligations under, and is not a party to any other Contract which are not Assigned Contracts nor does the Seller derive any revenue from any Contract which is not an Assigned Contract. The Seller is not a party to any Assigned Contract as to which the Seller has been advised that the Assigned Contract will be terminated or that by its terms is subject to renegotiation. The Seller is not obligated under any loan agreement, promissory note or other evidence of indebtedness as a signatory, guarantor or otherwise and has not otherwise guaranteed the performance by any Person of the obligations of such Person under any Contract.

(b)          Except as set forth on Schedule 4.14, no consent of any party to any Seller Contract is required in connection with the execution, delivery and performance of this Agreement or the Contemplated Transactions.

(c) The Seller is not in default under any Assigned Contract, nor has any event occurred, which  through the passage of time or the giving of notice, or both, would constitute a default by the Seller, would cause the acceleration of any of the Seller's obligations thereunder, would result in the creation of any Encumbrance or restriction on any of the Assets. No third party is in default under any lease or contract to which the Seller is a party, nor has any event occurred that, through the passage of time or the giving of notice, or both, would constitute a default thereunder.

(d) Except as set forth on Schedule 4.14, neither the Seller nor the Principals are a party to or bound by any Contract which (i) limits the Seller or either of the Principals from competing in any line of business or with any Person or in any geographic area or during any time period or (ii) grants any Person any preferential right to purchase from the Seller or the Principals, any properties or assets of the Seller or the Principals or of any capital stock, or securities convertible into, any capital stock of the Seller.

4.15 Affiliated Transactions.                                           Except as set forth on Schedule  4.15, no Affiliate  or other family member (i) has borrowed or has been advanced funds from or loaned funds to the Seller, (ii) is a party to a Contract with the Seller or (iii) has engaged in any transaction with the Seller.

4.16 Ordinary Course. Since its formation, the business has been conducted only in the ordinary and usual course of  business consistent with past practice. Without limiting the generality of the foregoing, the Seller has not: (i) suffered any adverse change in its financial condition, the business or operations or in the Assets; or (ii) sold, transferred, or otherwise disposed of any material portion of its properties or Assets.

4.17 Employee Matters. The Seller is not (a) a party to any union, collective bargaining or similar agreement; (b) providing or obligated to provide any profit sharing, deferred compensation, bonus, savings, stock option, stock purchase, pension, consulting, retirement, welfare or other incentive plan or agreement; (c) except as disclosed on Schedule 4.17, providing or obligated to provide "fringe benefits" or any employee perquisites to employees, including, without limitation, vacation, sick leave, medical, hospitalization, insurance and related benefits; or (d) a party to any employment or consulting agreement not terminable upon notice without penalty. No present or former employee of the Seller has any claim on account of or for bonuses, vacation, time off earned or otherwise. On or before the Closing Date all accrued wages, salary, bonus, commissions, vacation and sick pay and Taxes relating thereto shall be paid by Seller to the officers, directors, and employees of Seller other than Principals.

4.18 Records. The Records are the true books and records of the business of the Company and truly and accurately reflect the underlying facts and transactions. The Records and the Intellectual Property contain all the documentation required to operate the business after the Closing Date as presently operated and no other records or documents exist which are necessary to operate the business.

4.19 Accuracy. All representations, warranties and certifications contained in  this Agreement, including any schedules delivered herewith, and all the other documents delivered in connection with this Agreement and the Contemplated Transaction delivered directly or indirectly by the Seller or the Principals  are true, correct and complete, do not contain any statement which is false or misleading with respect to a material fact and do not omit to state a material fact necessary in order to make the statements herein and therein not false or misleading.

5. REPRESENTATIONS   AND  WARRANTIES   OF  THE  PURCHASER.  The Purchaser hereby represents and warrants to the Seller as follows:

5.1 Organization  and Good Standing.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Purchaser has all requisite corporate or other power to own, operate and lease its properties  and carry on its business as the same is now being conducted.

5.2 Authority  Relative  to  Agreement.                                                                The Purchaser has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and has taken all action, corporate or otherwise, necessary in order to execute and deliver this Agreement and all other instruments or agreements to be executed in connection herewith and to consummate the Contmplated Transactions. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights).

5.3 Absence  of  Conflict.                                           Neither the execution and delivery  of the Transaction Documents by the Purchaser nor the consummation of the Contemplated Transactions by the Purchaser will (a) violate, conflict with, result in a breach or termination of, constitute a default under or give rise to a right to terminate, amend, cancel or accelerate (or an event which, with notice or lapse of time or both, would constitute the same) (i) any material Contract to which the Purchaser is a party or by which any of its properties or assets is bound; (ii) the Certificate of Incorporation or Bylaws or Certificate of Formation or Operating Agreement of the Purchaser or (iii) any Law, order of a Governmental Body or any other restriction of any kind or character applicable to the Purchaser or any of its properties or assets; or (b) result in the creation or imposition of any Encumbrance upon any properties or assets of the Purchaser except where any such violation, conflict, breach, termination, default, amendment, cancellation, acceleration or Encumbrance would not have a material adverse effect on the Purchaser or the Contemplated Transactions.

5.4 Consents  and  Approvals.  No consent, waiver, registration, certificate,  approval, grant, franchise, concession, permit, license, exception or authorization of, or  declaration  or filing  with,  or  notice  or  report  to,  (a)  any  Governmental  Body  and  (b)  any other Person (including, but not limited to, any party to a Contract of the Purchaser), is required in connection with the execution, delivery and performance of the Transaction Documents by the Purchaser, other than approvals which have already been obtained and except where the failure to obtain any such approval would not have a material adverse effect on the Contemplated Transactions.

5.5 No  Brokers  or  Finders.                                           The Purchaser has not, nor have any of its Affiliates, officers, directors or employees on behalf of the Purchaser, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

6.	COVENANTS PRIOR TO CLOSING.

6.1 Access Prior to the Closing.

(a) Between the date of this Agreement and the Closing, the Seller and the Principals shall (i) give the Purchaser and its authorized representatives  and agents full and complete access to all properties, personnel, facilities and offices of the Seller and to all the books and records of the Seller (and permit the Purchaser to make copies thereof), (ii) permit the Purchaser and its authorized representative and agents to make inspections thereof, and (iii) cause the officers and employees of, and consultants to, the Seller to furnish the Purchaser with all financial information and operating data and other information with respect to the business and properties of the Seller and to discuss with the Purchaser and its authorized representatives the affairs of the Seller.

(b) Each of the Parties shall use reasonable efforts to cause their respective Affiliates, officers, directors, employees, auditors, attorneys, consultants, advisors and agents, to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other Party, all confidential information, including, without limitation, this Agreement or the Contemplated Transactions or any of the terms hereof, of the Seller or the Purchaser, as the case may be, furnished to the Purchaser by the Seller or the Principals or to the Seller or the Principals by the Purchaser, as the case may be, or any of their respective representatives in connection with the Contemplated Transactions and will not release or disclose such confidential information to any other Person, except their respective auditors, attorneys, financial advisors and other consultants, agents and advisors in connection with the consummation of the Contemplated Transactions. If the Asset Purchase does not occur (i) such confidence shall be maintained by the Parties and each Party shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such Party, its officers, directors or such other Persons in contravention of this Agreement), and
(ii) upon the request of any Party, the other Party shall promptly return to the requesting Party any written materials remaining in its possession, which materials it has received from the requesting Party or its representatives, together with any analyses or other written materials based upon the materials provided.

6.2 Publicity.                      Neither the Seller nor the Principals  shall, and none of them shall permit any Affiliate to, issue any press release or make any other statement or disclosure with respect to this Agreement or the Contemplated Transactions without the prior written approval of the Purchaser. Nothing contained herein shall prevent any Party at any time from furnishing any required information to any governmental agency or authority or from issuing any press release or making any other statement or disclosure with respect to this Agreement and the Contemplated Transactions (after consulting with the other Parties hereto) if required by Law or any regulatory agency or to comply with the terms of this Agreement.

6.3 Conduct   of  Business.                                           Except as expressly consented to in wntmg by the Purchaser, between the date of this Agreement and until the earlier of the termination of this Agreement in accordance with the terms hereof or the Closing, the Seller shall conduct its business diligently, in good faith and only in the ordinary course of business consistent with past practice and use all its reasonable efforts to preserve intact its present business organization and employees and to preserve the goodwill of Persons having business relations with it. Without limiting the generality of the foregoing, the Seller and the Principals shall not, directly  or indirectly:

(a)          amend its Certificate of Incorporation or Bylaws;

(b)          acquire any capital stock or other equity securities of any Person or any equity or ownership interest in any business;

(c) incur or guarantee any debt or liabilities of any kind or make any loans of any kind;

(d) (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin off any assets or businesses, sell any assets or businesses or effect any extraordinary corporate transaction, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

(e) issue or sell, transfer, pledge or otherwise dispose of, or agree to issue, sell, pledge or otherwise dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class, or any debt or equity securities convertible into or exchangeable for such capital stock;

(f) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock;

(g) enter into any Contract (written or oral) or transaction (A) not in the ordinary course of business, (B) involving consideration in excess of $1,000,000 or (C) for the sale, acquisition or lease of any assets or business,  including without limitation directly or indirectly sell, lease, mortgage or otherwise Encumber any of its properties or assets;

(h) modify the terms of, terminate or fail in any respect to comply with the terms of any Contract;

(i) grant or agree to grant any employee or agent of the Seller any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation or other compensation or benefit;

(j) enter into or amend any employment,  consulting,  severance or similar Contract;

(k) fail to promptly advise the Purchaser in writing of any condition or event which may have a material adverse effect on the Seller or the business; or

(1) agree or otherwise commit, whether in writing or otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing.

6.4 Exclusivity.                      Through the earlier of the Closing or the date of termination of this Agreement pursuant to Section 11 hereof, neither the Seller nor the Principals shall, directly or indirectly, through any director, officer, employee, agent, representative or otherwise (and each of said Parties shall use reasonable efforts to insure such Persons shall not directly or indirectly) (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person relating to (x) any business combination with respect to the Seller or the business of the Seller; or (y) the sale of any of the assets and/or capital stock of the Seller or the Principals (an "Alternative Transaction"), (ii) enter into or participate in any negotiations, or initiate any discussions or continue any discussions initiated by others, regarding any Alternative Transaction, or furnish to any other Person any information with respect to the assets or business of the Seller or its business for the purposes of pursuing a possible Alternative Transaction with any other party, or (iii) otherwise participate in, assist, facilitate or encourage any effort or attempt by any other Person to do any of the foregoing except as required by law as fiduciaries. The Seller shall promptly notify the Purchaser of any proposal or inquiry made to it or the Principals or any of its directors, officers, employees, agents, representatives, or otherwise with respect to any of the foregoing.

6.5 Amending Schedules. From time to time prior to the Closing, the Parties shall promptly provide, supplement and/or amend the Schedules hereto with respect to any matter arising after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to have been set forth on the Schedules to this Agreement. Such supplement or amendment shall have the effect of curing any related misrepresentation or breach of warranty made in connection with the transactions contemplated by this Agreement; provided, however, that if such misrepresentation or breach is material, each party shall have a commercially reasonable period of time following receipt of any supplemented or amended Schedules to elect (i) to terminate this Agreement without any further liability to the Parties or
(i) in such non-amending party's sole discretion, to waive such breach and consummate the transactions contemplated by this Agreement.

6.6 Remedies. In addition to any and  all other  remedies  available  at law  or equity, in the event the Seller or the Principals shall breach or threaten to breach any of the provisions of this Article 6, each of the Seller and the Principals agree and acknowledge that damages would be difficult to ascertain, the Purchaser and its Affiliates will suffer immediate, irreparable harm, and the Purchaser and its Affiliates shall be entitled, in addition to any and all other remedies, to an injunction issued by a court of competent jurisdiction restraining the aforesaid violations of the Seller and/or the Principals, without the necessity of posting a bond. Nothing contained in this Section 6.6 is intended to limit in any way any of the rights or remedies of any party to this Agreement in respect of any breach or threatened breach of this or any other provision of this Agreement. The Sellers and the Principals acknowledge and agree that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, said Party shall not use as a defense thereto that there is an adequate remedy at law. Furthermore, the Purchaser shall be entitled to a right of specific performance upon a breach of this Agreement by the Seller and/or the Principals.

7. CONDITIONS  TO  THE  OBLIGATIONS  OF THE  PURCHASER.                                                                                                                     The obligations of the Purchaser to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by the Purchaser:

7.1 Representations. Warranties and Agreements.

(a) The representations and warranties  of the Seller and the Principals  set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing with the same effect as though made as of the Closing, unless made as of another date, in which case they shall be true and correct in all materials respects as of such date; and

(b) The Seller and the Principals shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or as of the Closing.

The Purchaser shall have received a certificate to the foregoing effect signed by an authorized executive officer of the Seller and from the Principals.

7.2 No  Injunction.  There shall not be in effect or threatened any injunction, order or decree of a Governmental Body of competent jurisdiction that prohibits or delays, or seeks to prohibit or delay, consummation of any material part of the Contemplated Transactions .

7.3 Legal  Opinion.  The Purchaser shall have received the opinion of counsel to the Seller, dated the Closing Date and addressed to the Purchaser and satisfactory to the Purchaser and its counsel.

7.4 Approvals.                      All Seller Approvals  necessary in connection with the execution, delivery and performance of this Agreement by the Seller or for the consummation of the Contemplated Transactions shall have been obtained and delivered to the Purchaser and shall be in full force and effect.

7.5 No  Material  Adverse  Effect.                                                      No event, occurrence, fact, condition, change, development  or  effect  shall  have  occurred,  exist  or  come  to  exist  since  the  date  of  this

Agreement that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a material adverse effect on the Seller's business.

7.6 Corporate Approval. Prior to the Closing, this Agreement and the Contemplated Transactions shall have been duly approved by the Board of Directors and the stockholders of the Seller in accordance with applicable Law.

7.7 Secretary of State Certificate.  The Purchaser shall have received a certificate  of the Quebec with respect to the Seller as of a recent date, showing the Seller to be validly existing and in good standing in Quebec.

7.8 Secretary's   Certificate    of   the   Seller.                                                                           The Purchaser shall have received a certificate of the Secretary of the Seller certifying (i) a true and complete copy of the resolutions duly and validly adopted by the Board of Directors and stockholders of the Seller, evidencing the authorization of the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, (ii) the names and signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered hereunder and (iii) a true and complete copy of the Certificate of Incorporation and Bylaws of the Seller.

7.9 Proceedings  Satisfactory.                                           All certificates, opinions and other documents to be delivered by the Seller to the Purchaser other than the Schedules and all other matters to be accomplished by the Seller prior to or at the Closing shall be satisfactory in the judgment of the Purchaser and its counsel.

8. CONDITIONS TO THE OBLIGATIONS OF THE SELLER. The obligations of the Seller to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by the Seller:

8.1 Representations. Warranties and Agreements.

(a) The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing with the same effect as though made as of the Closing, unless made as of another date, in which case they shall be true and correct in all material respects as of such date; and

(b) The Purchaser shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by them prior to or as of the Closing.

The Seller shall have received a certificate to the foregoing effect signed by an authorized executive officer of the Purchaser.

8.2 No Injunction.  There shall not be in effect or threatened any injunction, order or decree of a Governmental Body of competent jurisdiction that prohibits or delays, or seeks to prohibit or delay, consummation of any material part of the Contemplated Transactions.

8.3 Approvals. All approvals necessary in connection with the execution, delivery and performance of this Agreement by the Purchaser or for the consummation of the Contemplated Transactions shall have been obtained or made and shall be in full force and effect.

8.4 Proceedings Satisfactory. All certificates, opinions and other documents to be delivered by the Purchaser to the Seller and all other corporate or organizational matters to be accomplished by the Purchaser prior to or at the Closing shall be satisfactory in the reasonable judgment of the Seller and its counsel.

8.5 Corporate  Approval.                                           Prior to the Closing, this Agreement, the Contemplated Transactions shall have been duly approved by the Board of Directors of the Purchaser, in accordance with applicable Law.

8.6 Secretary of State Certificate . The Seller shall have received a certificate of the Secretary of State of the State of Florida with respect to the Purchaser as of a recent date, showing the Purchaser to be validly existing and in good standing in the State of Florida.

8.7 Secretary's Certificate. The Seller shall have received a certificate of the Secretary of the Purchaser certif ying (i) a true and complete copy of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing the authorization of the execution and delivery of this Agreement, the consummation of the Contemplated Transactions, and (ii) the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder .

9.	AUDITED FINANCIAL STATEMENTS.

9.1 Audited  Financial  Statements.  Promptly after the execution and delivery of  this Agreement, the Purchaser shall instruct its independent auditors to prepare and audit the Seller Financial Statements and such other information as may be required in order for the Purchaser to consummate the Contemplated Transactions. All costs and expenses relating  thereto shall be incurred by the Purchaser. Purchaser shall provide Seller with copies of the  audited financial statements within five (5) days after the receipt thereof by Purchaser .

9.2 Receipt   of   Audited    Financials.                                                                Notwithstanding anything contained in this Agreement to the contrary, the Purchaser  shall not be required to consummate the Contemplated Transactions until and unless (i) the audited financial statements do not disclose  a  material adverse change from the unaudited Seller Financial Statements, (ii) the  audited financial statements comply with all applicable rules and regulations of the Securities and Exchange Commission, and (iii) the Purchaser has received the necessary consent from its independent auditors with respect thereto.

10.	INDEMNIFICATION; SURVIVAL.

10.1 Indemnification  by the Seller and Principals. The Seller and the Principals, jointly and severally, shall indemnify and hold harmless the Purchaser and its Affiliates,  officers, directors, stockholders, employees and agents and the successors and assigns of all of them (the "Purchaser Indemnified Parties"), and shall reimburse the Purchaser Indemnified  Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of  investigation and defense and attorneys' fees) (collectively, "Damages"), arising from or in connection with (a) any inaccuracy or breach of any of the representations and warranties, of the Seller or the Principals in this Agreement or in any certificate or document delivered by  the Seller or the Principals pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or  warranty, (b) any failure by the Seller or the Principals to perform or comply with any agreement, covenant or obligation in this Agreement or in any  certificate  or  document  delivered  by  the  Seller  or  the  Principals  pursuant  to  this Agreement to be performed by  or complied with by the Seller or the Principals, (c) any claims made by a third Person against the Purchaser or the Assets based upon a Contractual obligation of the Seller or the Principals  for services performed prior to the Closing Date, (d) any claims made at any time arising out of, or in connection with, any environmental laws or environmental conditions on or relating to  the Assets which are based upon conditions existing prior to the Closing Date, (e) Taxes attributable to the ownership of the Assets prior to the Closing, (f) Taxes attributable to the conduct by the Seller of its business or the Seller's operation or ownership of its assets, (g) any claims on account of the failure of the Seller to comply with applicable bulk sales or bulk transfer Laws, (h) any claims for severance or any other compensation made by the Seller's  employees or agents, (i) any claim made at any time by any Governmental Body in respect of the business of the Seller for all periods prior to the Closing Date, (j) any debt, claim, liability or obligation of the Seller or the Principal other than the Assumed Liabilities or (k) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of the Seller or the Principals.

10.2 Indemnification   by  the  Purchaser.                                                                The Purchaser shall indemnify and hold harmless the Seller and its Affiliates, officers, directors, stockholders, employees, agents and the successors and assigns of all of them (the "Seller Indemnified  Parties"), and shall reimburse the Seller Indemnified Parties for, any Damages arising from or in connection with (a) any material inaccuracy  or breach  of  any of  the representations  and  warranties  of  the  Purchaser in this Agreement or in any certificate or document delivered by the Purchaser to the Seller pursuant to this Agreement, or (b) any failure by the Purchaser to perform or comply with, in any material respect, any  agreement,  covenant  or obligation  in this  Agreement  or  in any certificate or document delivered by the Purchaser pursuant to this Agreement to be performed by or complied with by the Purchaser, including without limitation Purchaser's  obligations with respect to the Assumed Liabilities.

10.3 Survival. All representations, warranties, covenants and agreements of the Parties contained herein or in any other certificate or document delivered pursuant hereto shall survive until the expiration of the applicable statute of limitations.

11.	TERMINATION.

11.1 Termination Procedures. This Agreement may be terminated as follows:

(a) by mutual written agreement of all of the Parties at any time;

(b) by the Purchaser, by notice to the Seller, if the Seller has breached this Agreement in any material respect and such breach is not cured within ten (10) days after written notice from the Purchaser to the Seller;

(c) by the Seller, by notice to the Purchaser, if the Purchaser has breached this Agreement in any material respect and such breach is not cured within ten (10) days after written notice from the Seller to the Purchaser; or

(d) by the Purchaser, by notice to the Seller, if (i) its due diligence investigation indicates that any of the information provided for in the Agreement Exhibits is inaccurate, incomplete or untrue in a material way or (ii) the audited financial statements indicate a material adverse change from the Seller Financial Statements.

11.2 Effect of Termination. In the event that this Agreement is terminated, this Agreement shall terminate without any liability or further obligation of any Party to another, except for the obligations of the Parties under Sections 6.1(b) and 6.2, and none of the Parties shall be released from liability for any intentional misrepresentation or fraud. Immediately upon a termination of this Agreement by any Party for any reason, the Deposit shall be returned to the Purchaser.

11.3 Expenses. The Parties shall each bear their own respective expenses incurred in connection with this Agreement and the Contemplated Transactions.

11.4 Right  of First Refusal.  If the Purchaser shall for any reason cease to be involved in the  Business, then the  Principals shall have the  right  to purchase  the  Assets  from the Purchaser. The price and other terms of such right shall be negotiated between the parties.

12.	MISCELLANEOUS.

12.1 Entire Agreement. This Agreement contains, and is intended as, a complete and exclusive statement of all of the terms and the arrangements between the Parties with respect to the matters provided for, supersedes any previous agreements and understandings between the Parties with respect to those matters and cannot be changed or terminated orally.

12.2 Severability.                      Any  provision                                of  this  Agreement                                which   is  prohibitedor unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.3	Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed therein without giving effect to conflicts of law principles. Each of the Parties agree to submit to the jurisdiction of the federal or state courts located in the City of New York in any actions or proceedings arising out of or relating to this Agreement. Each of the Parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 12.6 below and (iii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

12.4 Further Assurances. In case at any time after the Closing, any further action or the execution and delivery of any additional documents or instruments shall be necessary or desirable to carry out the purposes of this Agreement and render effective the consummation of the Contemplated Transactions, the Parties shall take such actions and execute such additional documents and instruments as may be reasonably requested by any other Party.

12.5 Headings. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections, Schedules and Exhibits are to sections, schedules and exhibits to this Agreement, unless otherwise indicated.

12.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered by hand, (b) transmitted by facsimile (and confirmed by return facsimile), or (c) delivered, if sent by Express Mail, Federal Express or other nationally recognized overnight delivery service or registered or certified mail, return receipt requested, to the addressee at the following addresses or facsimile numbers (or to such other addresses, or facsimile number as a party may specify by notice given to the other party pursuant to this provision):

If to the Purchaser, to:

8275 S. Eastern Ave Suite 200 Las Vegas, NV 89123

with a copy to:

If to the Seller or the Principals, to:

with a copy to:

12.7 Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and heirs  and representatives. Except as specifically set forth herein, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person who is not a Party.  The Seller and the Principals shall not assign this Agreement or of any their rights  or obligations hereunder without the prior written consent of the Purchaser.

12.8 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.9 Amendment  and Waiver.  This Agreement may be amended, or any provision  of this Agreement may be waived, provided that such amendment or waiver will be signed by  all the Parties. The waiver of any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

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IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement as of the date and year first above written.

BUCKEYE OIL & GAS, INC.

By:/s/ Stephane Pilon
Name: Stephane Pilon
Title: President

SCENARIO A

By:/s/ Stephane Pilon
Name: Stephane Pilon
Title: President

By:/s/ Pol Brisset
Name: Pol Brisset
Title: Vice President

By:_______________
Name: